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Exhibit 23.1


                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS
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
Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street

Registered with:                                                                               Vancouver, British Columbia
Public Company Accounting Oversight Board (USA) (PCAOB)                                                     Canada V7Y 1C6
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
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July 19, 2005






                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 17, 2004 on the audited financial statements as at July 31, 2004, and the period from inception date of May 26, 2004 to July 31, 2004, included in the Registration Statement on Form SB-2 Amendment #5 and related Prospectus of AAA minerals Inc. for the registration of shares of its common stock.



Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

        "Moen and Company"
        ("Signed")
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        Moen and Company